Exhibit 10.1

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF JUNE 27, 2011 BY AND AMONG COMERICA BANK, AS ADMINISTRATIVE AGENT, MILL ROAD CAPITAL, L.P. AND NATIONAL TECHNICAL SYSTEMS INC.; EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES.  FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, THE YIELD TO MATURITY OF THIS NOTE AND ANY OTHER INFORMATION REQUIRED UNDER TREASURY REGULATIONS SECTION 1.275-3(b)(1)(i), THE HOLDER OF THIS NOTE SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF NATIONAL TECHNICAL SYSTEMS INC. AT 24007 VENTURA BOULEVARD, SUITE 200, CALABASAS, CA 91702, TEL NO. (818) 591-0776 AT ANY TIME BEGINNING 10 DAYS AFTER THE DATE OF ISSUANCE.

NATIONAL TECHNICAL SYSTEMS, INC.

SUBORDINATED NOTE

$7,000,000.00	June 27, 2011

FOR VALUE RECEIVED, National Technical Systems, Inc., a California corporation (the “Maker”), hereby promises to pay to the order of Mill Road Capital, L.P., a Delaware limited partnership (“MRC”), or its registered assigns and transferees (collectively, the “Payee”) the principal sum of Seven Million Dollars ($7,000,000.00), plus the aggregate amount of accrued interest from time to time capitalized thereon, pursuant to the terms and conditions of and at the times provided herein.

1.           Notes.  This Subordinated Note (this “Note”) is issued pursuant to, and is subject to the terms and entitled to the benefits of, the Securities Purchase Agreement dated as of the date hereof between the Maker and MRC, as amended, restated, supplemented or otherwise modified from time to time (the “Purchase Agreement”).  The Payee is entitled to enjoy the benefits of and to enforce the provisions of the Purchase Agreement as a Holder and is subject to the obligations thereunder of Holder. Terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

2.           Interest.  Commencing on the date of issuance, this Note will accrue interest on the unpaid principal amount hereof at an interest rate per annum (the “Interest Rate”) consisting of (i) ten percent (10.00%) per annum in cash interest plus (ii) five percent (5.00%) per annum to be added automatically to the unpaid principal amount of this Note (“PIK Interest”) on each Interest Payment Date (as defined below).  Interest on this Note shall be computed based on a 360-day year and actual days elapsed, and all PIK Interest on this Note shall be compounded quarterly on each Interest Payment Date.  Cash interest on this Note shall be payable quarterly in arrears on each May 31, August 31, November 30 and February 28 (or 29) of each year (each, an “Interest Payment Date”), commencing on August 31, 2011, by wire transfer of immediately available funds to one or more accounts designated by the Payee.  The records of the Payee shall, absent manifest error, be conclusive evidence of the outstanding principal balance of this Note, including all PIK Interest added to the principal amount thereof and the compounding thereof, but any failure of the Payee to record, or any error in so recording, any such amount on the Payee’s records shall not limit or otherwise affect the obligations of the Maker under this Note to make all payments of principal of and interest thereon when due.

If an Event of Default has occurred and is continuing, at the election of MRC by written notice to the Maker, from and after the date such Event of Default has occurred the entire outstanding unpaid principal balance of this Note and any unpaid interest from time to time in default shall (both before and after acceleration and entry of judgment) bear interest, payable in cash on demand, at a rate per annum equal to the Interest Rate plus four percent (4%); provided, however, that upon the cessation or cure or waiver of such Event of Default, if no other Event of Default is then continuing, this Note shall again bear interest at the Interest Rate.

The obligations of the Maker to pay interest under this Note are subject in all events to the provisions of Section 7 below relating to Excess Interest and the Maximum Rate.

3.           Maturity.  Unless the maturity of this Note is accelerated pursuant to Section 9 below, this Note shall mature and be redeemed by the Maker in one installment which shall be paid on June 27, 2016.  On the stated or accelerated maturity date of the Note, the Maker will pay in cash the principal amount of the Note then outstanding together with all accrued and unpaid interest thereon, including, without limitation, all PIK interest.

4.           Optional Prepayments.  The Maker may voluntarily prepay this Note, in whole or in part, at any time after the second anniversary of the date hereof.  Permitted optional prepayments may only be made upon payment to the Payee of an amount equal to the sum of the principal amount to be prepaid, together with all accrued and unpaid interest (including PIK Interest) on the amount so prepaid through the date of prepayment, plus the prepayment premium indicated below corresponding to the time period in which such prepayment occurs (which prepayment premium shall be paid to the Payee as liquidated damages and compensation for the costs of making funds available with respect to the loans evidenced by this Note):

Period	Prepayment Premium (% of the principal amount of the Note prepaid or repurchased)

June 28, 2013 through June 27, 2014	5%
June 28, 2014 through June 27, 2015	4%
June 28, 2015 through June 27, 2016	3%

5.           Mandatory Prepayment.  The Maker is obligated upon the occurrence of a Change of Control (as defined below) to pay the principal amount of this Note and all accrued and unpaid interest (including all accrued PIK Interest) in full and to pay a prepayment premium as follows.  If such event shall occur on or before the second anniversary of the date hereof (the “Second Anniversary”), the prepayment premium shall equal the sum of (a) five percent (5%) of the principal amount of this Note that would have been outstanding as of the Second Anniversary but for the prepayment (including all PIK Interest that would have accrued during such period, whether or not compounded), plus (b) an amount equal to all the cash interest that shall have accrued through the date of the Change of Control, to the extent not previously paid, plus seventy-five percent (75%) of the cash interest that would have been payable under this Note from the date of the Change of Control through the day prior to the Second Anniversary plus (c) seventy-five percent (75%) of all PIK Interest that would have accrued under this Note from the date of the Change of Control through the day prior to the Second Anniversary (not including PIK Interest included in the principal amount pursuant to clause (a) above).  If such Change of Control occurs after the Second Anniversary, the prepayment premium shall be the prepayment premium set forth in Section 4 above.

6.           Consent of Senior Lender.  Notwithstanding the provisions of Sections 4 and 5 above, the Maker shall have no right to prepay the Note under Section 4 or 5 above unless the Maker or the Senior Lender (if required pursuant to the Subordination Agreement) shall have delivered (or caused to be delivered) to the Payee all written consents, if any, of the Senior Lender and any other holders of the Credit Agreement Debt to such prepayment in form and substance reasonably satisfactory to the Payee, which delivery shall be made, in the case of any such prepayment, at least five Business Days prior to the date of such prepayment.

7.           Maximum Legal Rate of Interest.  Notwithstanding any provision to the contrary contained in this Note or the Purchase Agreement, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law (“Excess Interest”).  If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in the Purchase Agreement, then in such event: (a) the provisions of this Section shall govern and control; (b) neither the Maker nor any guarantor or endorser shall be obligated to pay any Excess Interest; (c) any Excess Interest that the Payee may have received hereunder shall, at the option of the Payee, be (i) applied as a credit against the then-outstanding principal amount hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Maker, or (iii) any combination of the foregoing; (d) the interest rate payable hereunder or under the Purchase Agreement shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Note and the Purchase Agreement shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate; and (e) neither the Maker nor any guarantor or endorser shall have any action against the Payee for any damages whatsoever arising out of the payment or collection of any Excess Interest.  Notwithstanding the foregoing, if for any period of time interest on the principal amount hereunder is calculated at the Maximum Rate rather than the applicable rate under this Note and the Purchase Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the principal amount hereunder shall remain at the Maximum Rate until the Payee has received the amount of interest which it would have received during such period on the Obligations had the rate of interest not been limited to the Maximum Rate during such period.

8.           Payment or Delivery on Non Business Days.  Whenever any payment or delivery to be made shall be due on a day which is not a Business Day, such payment or delivery may be made on the next succeeding Business Day, and, if a payment, such extension of time shall in such case be included in the computation of payment of interest due.

9.           Events of Default.  If any one or more of the following events or conditions (each, an “Event of Default”) shall occur or exist:

(a)           The Maker fails to pay any amount due under this Note on the date that it becomes due and payable;

(b)           The Maker fails to observe or perform (i) any covenant or agreement of the Maker set forth in Section 5.2, 5.5, 5.6, 5.9, 5.10, 5.12, 5.13, 5.16, 5.17, 5.19, 5.21, 5.22, 5.23 or 5.24 of the Purchase Agreement, provided that an Event of Default arising from a breach of such Section 5.12 or 5.13 shall be deemed to have been cured upon delivery of the required item; and provided further that any Event of Default arising solely due to a breach of such Section 5.17 shall be deemed cured upon the earlier of (x) the giving of the notice required by such Section 5.17 and (y) the date upon which the Event of Default giving rise to the notice obligation is cured or waived, or (ii) any other covenant or agreement of the Maker in the Purchase Agreement (not described in clause (i) of this paragraph (b)) and such failure shall not be cured within 30 days after the occurrence of such failure;

(c)           Any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who does not have an ownership interest in the Maker on the Closing Date is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, except that any such Person, entity or group will be deemed to have “beneficial ownership” of all securities that such Person, entity or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of all classes of ownership of the Maker (a “Change of Control”);

(d)           There shall be consummated any consolidation or merger of the Maker pursuant to which the Maker’s equity interests would be converted into cash, securities or other property, other than a merger or consolidation of the Maker in which the holders of such equity interests immediately prior to the merger have the same proportionate ownership, directly or indirectly, of equity interest of the surviving corporation immediately after the merger as they had of the Maker’s equity interest immediately prior to such merger;

(e)           The Maker admits in writing an inability to pay debts as they mature, or the Maker makes an assignment for the benefit of creditors; or the Maker applies for or consents to the appointment of any receiver, trustee, or similar officer for the benefit of the Maker, or for any of its properties; or any receiver, trustee or similar officer is appointed without the application or consent of the Maker; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against a substantial part of the property of the Maker which remains undismissed, undischarged, unstayed, or unbonded for a period of 60 days or longer;

(f)           (i) The Maker files a petition under any chapter of the United States Bankruptcy Code or under the insolvency laws of any other jurisdiction naming the Maker as debtor; (ii) any such petition is instituted against the Maker which remains undismissed or undischarged for a period of 60 days or longer; (iii) the Maker institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, debt arrangement, dissolution, liquidation or similar proceeding under the laws of any jurisdiction; or (iv) any such proceeding is instituted (by petition, application or otherwise) against the Maker which remains undismissed or undischarged for a period of 60 days or longer;

(g)           Any representation or warranty made by the Maker in the Purchase Agreement, or by the Maker (or any Responsible Officer of the Maker) in any agreement, certificate, instrument or financial statement or other statement delivered to MRC in connection with the Purchase Agreement is untrue or misleading in any material adverse respect when delivered to MRC;

(h)           A final, non-appealable arbitration award, judgment, or decree or order for the payment of money in an amount in excess of $1,200,000 (to the extent not insured or subject to indemnity), is entered against the Maker which is not stayed or appealed within 30 days from the entry thereof;

(i)           The Maker is in default beyond any applicable grace period with respect to any bond, debenture, note or other evidence of indebtedness issued by the Maker that is held by any third Person other than the Payee, or under any instrument under which any such evidence of indebtedness has been issued or by which it is governed, which relates to an amount owing in excess of $1,200,000 individually or in the aggregate, and such indebtedness has been accelerated or declared to be due and payable prior to its stated maturity as a result of such default, except for obligations owed to the Senior Lender under the Credit Agreement;

(j)           The Maker liquidates, dissolves, terminates or suspends its business operations or otherwise fails to operate its business in the ordinary course as conducted on the date hereof; or sells all or substantially all of its assets;

(k)           (i) The occurrence of a “reportable event”, as defined in ERISA, which is determined by the PBGC to constitute grounds for a distress termination of any Pension Plan subject to Title IV of ERISA maintained or contributed to by the Maker for the benefit of any of its employees or for the appointment by the appropriate United Stated District Court of a trustee to administer such Pension Plan is not corrected and such determination is not revoked within 60 days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of the Payee’s other rights or remedies hereunder); (ii) the termination or the institution of proceedings by the PBGC to terminate any such Pension Plan; (iii) the appointment of a trustee by the appropriate United States District Court to administer any such Pension Plan; or (iv) the reorganization (within the meaning of Section 4241 of ERISA) or insolvency (within the meaning of Section 4245 of ERISA) of any Multiemployer Plan, or receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency, or the complete or partial withdrawal by the Maker from any Multiemployer Plan; which in the case of any of the foregoing clauses (i)-(iv), could reasonably be expected to have a Material Adverse Effect; or

(l)           An “Event of Default” shall occur under the Credit Agreement, which default shall not be cured or waived within any applicable grace period, as a result of which the Credit Agreement Debt shall be accelerated or declared to be due and payable prior to its stated maturity, then, and in any such event described in clauses (a) through (l) above in this Section 9,

(1)           MRC may, by notice to the Maker, declare the entire unpaid principal amount of the Notes, plus all interest accrued and unpaid thereon (including all PIK Interest) and all other amounts payable under this Note to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under clause (e) or (f) of this Section 9, in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker, and

(2)           MRC may exercise any and all rights and remedies under this Note and the Purchase Agreement and proceed to protect and enforce such rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Note or the Purchase Agreement or in aid of the exercise of any power granted in this Note or the Purchase Agreement, and proceed to enforce the payment of Obligations hereunder or any other legal or equitable right.  No remedy herein conferred upon MRC is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

10.           Attorneys’ Fees.  The Maker hereby agrees to pay on demand all reasonable costs and expenses, including without limitation attorneys’ fees and costs of collection, incurred or paid by MRC in enforcing this Note in accordance with its terms.

11.           No Impairment.  No provision of the Purchase Agreement or this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rates, and in the currency, provided.

12.           Waivers; Amendments.  The Maker and each endorser and guarantor hereby waives presentment, demand, protest and notice of any kind.  No failure or delay on the part of the Maker or MRC or the holder hereof in exercising any right, power, privilege or remedy hereunder or under the Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  The remedies provided for herein and in the Purchase Agreement are cumulative and are not exclusive of any remedies that may be available to the Maker or the Payee at law or in equity or otherwise.  This Note may not be amended and the provisions hereof may not be waived, except in accordance with the terms of the Purchase Agreement.

13.           Lost Note, etc.  If this Note is mutilated, destroyed, lost or stolen, upon receipt of evidence satisfactory to the Maker of such loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Maker shall issue a new Note of like tenor and amount and dated the date to which interest has been paid, in lieu of this Note.

14.           Waiver of Jury Trial.  EACH OF THE MAKER AND THE PAYEE HEREBY WAIVES ITS RIGHT TO JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE PURCHASE AGREEMENT OR THIS NOTE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE PAYEE RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE NOTE, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH OF THE MAKER AND THE PAYEE HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH OF THE MAKER AND THE PAYEE (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER OF SUCH PERSONS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT  SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT EACH OTHER SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THE PURCHASE AGREEMENT AND THIS NOTE BECAUSE OF, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED THEREIN.

15.           Governing Law; Jurisdiction; Venue.  THIS NOTE IS A CONTRACT UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE MAKER CONSENTS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN LOS ANGELES COUNTY IN THE STATE OF CALIFORNIA IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE PAYEE UNDER THIS NOTE AND CONSENTS TO SERVICE OF PROCESS IN ANY SUCH SUIT’S BEING MADE UPON THE MAKER BY MAIL AT THE MAKER’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT.  THE MAKER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  ANY SUIT OR JUDICIAL PROCEEDING BY THE MAKER AGAINST THE PAYEE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN LOS ANGELES COUNTY IN THE STATE OF CALIFORNIA.

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed under seal on the date set forth above by a duly authorized representative of the Maker.

NATIONAL TECHNICAL SYSTEMS, INC.

By:	/s/ William McGinnis
Name: William McGinnis
Title: President

Signature Page to Subordinated Note